                                                                    Exhibit 99.4


                  EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS
                              ALLOCATION AGREEMENT
                                    BETWEEN
                           HOST MARRIOTT CORPORATION
                                      AND
                       HOST MARRIOTT SERVICES CORPORATION

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I  DEFINITIONS........................................................   1

  1.01     Definitions........................................................   1

           Aggregate Spread...................................................   1
           Aggregate Value....................................................   1
           Code...............................................................   1
           Collective Bargaining Agreement....................................   2
           Commission.........................................................   2
           Common Stock.......................................................   2
            (i)   Employer Common Stock.......................................   2
            (ii)  HMC Common Stock............................................   2
            (iii) Host Marriott Services Common Stock.........................   2
           Company Contribution...............................................   2
           1993 HMC Comprehensive Stock Plan..................................   2
           Host Marriott Services Comprehensive Stock Plan....................   2
           Conversion Award...................................................   2
           Current Plan Year..................................................   2
           Cut-off Date.......................................................   2
           Deferred Compensation Plan.........................................   3
            (i)   HMC Deferred Compensation Plan..............................   3
            (ii)  HMC Executive Deferred Compensation Plan....................   3
            (iii) Host Marriott Services Corporation Executive Deferred
            Compensation Plan.................................................   3
           Distribution Agreement.............................................   3
           Distribution Date..................................................   3
           Employee...........................................................   3
            (i)   HMC Terminee................................................   3
            (ii)  Retained Employee...........................................   3
            (iii) Retained Individual.........................................   3
            (iv)  Host Marriott Services Individual...........................   4
            (v)   Host Marriott Services Employee.............................   4
            (vi)  Host Marriott Services Terminee.............................   4
            (vii) Marriott International Employee.............................   4
           ERISA..............................................................   4
           Existing HMC Stock Option..........................................   4
           Nonqualified Stock Option..........................................   4
           HMC Closing Stock Price............................................   4
           HMC Corporation....................................................   4
           HMO................................................................   5
           IRS................................................................   5

            Marriott International Distribution................................   5
            Medical/Dental Plan................................................   5
             (i)   HMC Medical/Dental Plans....................................   5
             (ii)  Host Marriott Medical/Dental Plan...........................   5
             (iii) Host Marriott Services Medical/Dental Plan..................   5
            Plan...............................................................   5
            Post-Conversion Stock Price........................................   5
            Profit Sharing Plan................................................   5
             (i)   Host Marriott Profit Sharing Plan...........................   6
             (ii)  Host Marriott Corporation (HMC) Retirement Plan.............   6
             (iii) Host Marriott Services Profit Sharing Plan..................   6
            Qualified Beneficiary..............................................   6
             (i)HMC Qualified Beneficiary......................................   6
             (ii)Current Qualified Beneficiary.................................   6
             (iii)Host Marriott Services Qualified Beneficiary.................   6
            Restricted Stock Measurement Date..................................   6
            Retained Business..................................................   6
            Service Credit.....................................................   6
            Host Marriott Services Business....................................   7
            Stock Purchase Plan................................................   7
            Subsidiary.........................................................   7
             (i)   Retained Subsidiary.........................................   7
             (ii)  Host Marriott Services Subsidiary...........................   7
            Welfare Plan.......................................................   7

1.01        Certain Constructions..............................................   7

1.02        Schedules, Sections................................................   7

1.03        Survival...........................................................   7

ARTICLE II  EMPLOYEE BENEFITS..................................................   7

2.01        Employment.........................................................   7

             (a) Allocation of Responsabilities on Distribution Date...........   7
             (b) Service Credits...............................................   8
                (i)   Distribution Date Transfers..............................   8
                (ii)  Post-Distribution Date Terminations......................   8

2.02  Profit Sharing Plans...............................................   8

       (a)  Sponsorship of Host Marriott Profit Sharing Plan.............   8
       (b)  Establishment of New Host Marriott Profit Sharing Plan.......   8
       (c)  Obligation to Make Company Contribution......................   9
       (d)  Adjustment Made to Account Balances..........................   9
       (e)  Transfer and Acceptance of Account Balances..................   9
       (f)  HMC to Provide Information...................................   9
       (g)  Regulatory Filings...........................................   9

2.03  Deferred Compensation Plans........................................  10

       (a)  Host Marriott Services Deferred Compensation Plans...........  10
       (b)  HMC Deferred Compensation Plans..............................  10

2.04  Other Retirement Plans.............................................  10

2.05  Stock Plans........................................................  11

       (a)  Host Marriott Comprehensive Stock Plan.......................  11
       (b)  Host Marriott Services Comprensive Stock Plan................  11
       (c)  Effect of the Distribution on Awards Made Prior to the
              Cut-off Date...............................................  11
          (i)   Restricted Stock.........................................  11
          (ii)  Deferred Stock...........................................  12
          (iii) Substitution of Stock Options............................  13
          (iv)  Adjustment of Option Price...............................  13
          (v)   Adjustment of Number of Shares Covered by Options........  14
          (vi)  Limitation on Adjustments................................  14

2.06  Stock Purchase Plan................................................  14

2.07  Medical/Dental Plan Liability and Coverage.........................  15

       (a) Liability for Claims..........................................  15
       (b) Continuation Coverage Administration..........................  15

2.08  Vacation and Sick Pay Liabilities..................................  16

       (a) Division of Liabilities.......................................  16
       (b) Funded Reserves...............................................  16

2.09         Preservation of Right To Amend or Terminate Plans..................  16

2.10         Notice.............................................................  16

2.11         Payroll Reporting and Withholding..................................  17

              (a) Form W-2 Reporting............................................  17
              (b) Forms W-4 and W-5.............................................  17
              (c) Garnishments, Tax Levies, Child Support Orders, Medical Child
                     Support Orders, and Wage Assignments.......................  17
              (d) Authorizations for Payroll Deductions.........................  17

ARTICLE III  LABOR AND EMPLOYMENT MATTERS.......................................  18

3.01         Separate Employers.................................................  18

3.02         Employment Policies and Practices..................................  18

3.03         Collective Bargaining Agreements...................................  18

3.04         Claims.............................................................  19
              (a) Scope.........................................................  19
              (b) Employment-Related Claims.....................................  19
              (c) Obligation to Indemnify.......................................  19
              (d) Pre-Distribution Claims.......................................  19
              (e) Distribution and Other Joint Liability Claims.................  19
              (f) Post-Distribution Employment-Related Claims...................  20

3.05         Funding of Union Plans.............................................  20

3.06         Notice of Claims...................................................  20

3.07         Assumption of Unemployment Tax Rates...............................  20

3.08         Intercompany Service Charge........................................  20

3.09         Warn Claims........................................................  21

3.10         Employees on Leave of Absence......................................  21

3.11         No Third-Party Beneficiary Rights..................................  21

3.12         Attorney-Client Privilege..........................................  21

ARTICLE IV  DEFAULT............................................................  21

4.01        Default............................................................  21

4.02        Force Majeure......................................................  21

ARTICLE V   MISCELLANEOUS......................................................  22

5.01        Relationship of Parties............................................  22
5.02        Access to Information: Cooperation.................................  22
5.03        Assignment.........................................................  22
5.04        Headings...........................................................  22
5.05        Severability of Provisions.........................................  22
5.06        Parties Bound......................................................  22
5.07        Notices............................................................  22
5.08        Further Action.....................................................  23
5.09        Waiver.............................................................  23
5.10        Governing Law......................................................  23
5.11        Consent to Jurisdiction............................................  23
5.12        Entire Agreement...................................................  23

                  EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS
                              ALLOCATION AGREEMENT

THIS EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS ALLOCATION AGREEMENT ("Agreement") is made and entered into as of December 29, 1995, by and between HOST MARRIOTT CORPORATION, a Delaware corporation ("HMC"), and HOST MARRIOTT SERVICES CORPORATION, a Delaware corporation ("Host Marriott Services").

                                    RECITALS

WHEREAS, subject to certain conditions, HMC intends to pay a special dividend to the holders of HMC Common Stock on a one share-for-five share basis, consisting of all outstanding shares of Host Marriott Services common stock (the "Distribution"); and

WHEREAS, in connection with said special dividends, HMC and Host Marriott Services have entered into a Distribution Agreement (the "Distribution Agreement") dated as of December 29, 1995; and

WHEREAS, pursuant to the aforesaid Distribution Agreement HMC and Host Marriott Services have agreed to enter into an agreement allocating responsibilities with respect to employee compensation, benefits, labor and certain other employment matters pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HMC and Host Marriott Services agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

   Aggregate Spread: the difference between the exercise price of an Existing HMC Stock Option and the HMC Closing Stock Price, multiplied by the number of shares underlying such Existing HMC Stock Option remaining unexercised on the Cut-off Date.

   Aggregate Value: the number of shares of HMC Common Stock reserved for a holder of a deferred award of HMC Common Stock under the HMC Comprehensive Stock Incentive Plan as of the Cut-off Date, multiplied by the HMC Closing Stock Price.

   Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

   Collective Bargaining Agreement: any collective bargaining agreement or other labor agreement to which HMC or any of its subsidiaries or affiliates was a party on or before the Cut-off Date.

   Commission: the Securities and Exchange Commission.

   Common Stock: the common stock of HMC or Host Marriott Services, as more specifically described below:

    (i) Employer Common Stock: HMC Common Stock in the case of Retained Employees and HMC Terminees and Host Marriott Services Common Stock in the case of Host Marriott Services Employees; or

     (ii) HMC Common Stock: the common stock, par value $1 per share, of HMC after the Distribution Date; or

      (iii) Host Marriott Services Common Stock: the common stock, par value $1 per share, of Host Marriott Services.

   Company Contribution: the Company Contribution of HMC under the HMC Profit Sharing Plan (as provided in the Host Marriott Profit Sharing Plan document), as may be supplemented in the sole and absolute discretion of the HMC Board of Directors.

   1993 HMC Comprehensive Stock Incentive Plan: a stock-based incentive compensation Plan providing awards of stock options, deferred stock and restricted stock maintained for Employees of HMC and their beneficiaries adopted in 1993 and continued pursuant to Section 2.05(a).

   Host Marriott Services Comprehensive Stock Plan: the Host Marriott Services Comprehensive Stock Plan adopted by Host Marriott Corporation as sole shareholder of Host Marriott Services on November 2, 1995.

   Conversion Award: an award of Common Stock or of an option to acquire Common Stock made to a Host Marriott Services Individual or a Retained Individual to reflect the effect of the Distribution on awards of HMC Common Stock or Existing HMC Stock Options held on the Cut-off Date, in accordance with Section 2.05.

   Current Plan Year: the plan year or fiscal year, whichever is applicable with respect to any Plan, during which the Distribution occurs.

   Cut-off Date: the date immediately preceding the Distribution Date.

   Deferred Compensation Plan: a plan of deferred compensation that is not tax-qualified under Section 401(a) of the Code and that is maintained for Employees of HMC or Host Marriott Services and their beneficiaries, as described below:

    (i) HMC Deferred Compensation Plan: the new 1995 Executive Deferred Compensation Plan to be established by HMC to accrue benefits for Retained Employees after the Cut-off Date;

     (ii) Host Marriott Corporation Executive Deferred Compensation Plan: the current Deferred Compensation Plan, adopted as of October 8, 1993, through which eligible executives of HMC or members of HMC's Board of Directors may defer current compensation for retirement or other purposes, and which serves as the means by which amounts that would otherwise exceed certain limitations for contributions to the tax-qualified Host Marriott Corporation Profit Sharing, Retirement and Savings Plan are credited and automatically deferred; or

      (iii) Host Marriott Services Corporation Executive Deferred Compensation
Plan: the Host Marriott Corporation Executive Deferred Compensation Plan that is assumed, renamed, and continued by Host Marriott Services after the Distribution Date.

   Distribution Agreement: the agreement described in the second recital of this Agreement.

   Distribution Date: the date on which the Distribution occurs.

   Employee: an individual who, on the Distribution Date, is identified as being in any of the following categories:

   (Host Marriott Corporation Categories of Employees)

    (i) HMC Terminee: any individual formerly employed in any Retained Business of HMC or of any Subsidiary of HMC who terminated such employment prior to the Distribution Date, including, but not limited to, any HMC Employee who has retired from a Retained Business prior to the Distribution Date; or

     (ii) Retained Employee: any individual who is an Employee of HMC or any Retained Subsidiary on the Distribution Date; or

      (iii) Retained Individual: any individual who (i) is a Retained Employee, or (ii) is, as of the Cut-off Date, a Host Marriott Terminee whose last employment with HMC or a Retained Subsidiary was with a Retained Business or any Retained Subsidiary, or (iii) is a beneficiary of any individual described in clause (i) or (ii).

   (Host Marriott Services Categories of Employees)

     (iv) Host Marriott Services Terminee: any individual formerly employed by any Host Marriott Services Business or any subsidiary of Host Marriott Services who terminated such employment prior to the Distribution Date, including, but not limited to, any Host Marriott Services Employee who has retired from a Host Marriott Services Business prior to the Distribution Date; or

    (v) Host Marriott Services Employee: any individual who is an Employee of Host Marriott Services or any Host Marriott Services Subsidiary on the Distribution Date; or

     (vi) Host Marriott Services Individual: any individual who (i) is a Host Marriott Services Employee, or (ii) is, as of the Cut-off Date, a Host Marriott Services Terminee whose last employment with HMC or a Retained Subsidiary was with a Host Marriott Services Business or any Host Marriott Services Subsidiary, or (iii) is a beneficiary of any individual specified in clause (i) or (ii).

   (Marriott International Employees)

      (vii) Marriott International Employee: any individual who is an employee of Marriott International or any Marriott International Subsidiary on the Distribution Date or any individual formerly employed by Marriott International who terminated such employment prior to the Distribution Date, including, but not limited to, any Marriott International Employee who has retired from Marriott International prior to the Distribution Date.

   ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

   Existing HMC Stock Option: an unexercised option to purchase HMC Common Stock held by a grantee on the Cut-off Date pursuant to the 1993 HMC Comprehensive Stock Plan.

   Nonqualified Stock Option: an award under the 1993 HMC Comprehensive Stock Incentive Plan of a stock option which is not qualified as an incentive stock option under Code Section 422.

   HMC Closing Stock Price: the New York Stock Exchange closing price per share for HMC Common Stock on the Distribution Date, trading regular way, with a due bill for the special dividend of Host Marriott Services Common Stock to be made in connection with the Distribution.

   HMC Corporation: Host Marriott Corporation, a Delaware corporation.

   HMO: any health maintenance organization organized under 42 U.S.C. 300e-9, or a state health maintenance organization statute that provides medical services for Retained Individuals or Host Marriott Services Individuals under any Plan.

   IRS: the Internal Revenue Service.

   Marriott International Distribution: the 1993 Marriott Corporation distribution to its shareholders of the capital stock of its wholly owned subsidiary Marriott International, Inc.

   Medical/Dental Plan: a Welfare Plan providing health benefits to Employees of HMC and their dependents, or to Employees of Host Marriott Services and their dependents, as described below:

    (i) Host Marriott Corporation (HMC) Medical/Dental Plans: the
Medical/Dental Plans to be established by HMC in accordance with Section 2.07;
or

     (ii) Host Marriott Medical/Dental Plans: the existing Host Marriott Corporation Medical/Dental Plans maintained prior to the Distribution primarily for the benefit of Retained Employees and Host Marriott Services Employees and continued by Host Marriott Services after the Distribution Date pursuant to
Section 2.07.

      (iii) Host Marriott Services Medical/Dental Plans: the Host Marriott Medical/Dental Plans as renamed and continued after the Distribution Date by Host Marriott Services.

   Plan: any plan, policy, arrangement, contract or agreement providing compensation or benefits for any group of Employees or former employees or for any individual Employee or former employee, or the dependents or beneficiaries of any such Employee or former Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any Employee or former employee or the beneficiaries of any such Employee or former employee. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by HMC prior to the Distribution or by HMC or Host Marriott Services after the Distribution and relating to settlement of actual or potential employee-related litigation claims.

   Post-Conversion Stock Price: the per share price of Host Marriott Services Common Stock or HMC Common Stock on the Distribution Date, as determined in accordance with Section 2.05(c) based on the HMC Closing Stock Price and the when-issued closing price of Host Marriott Services Common Stock on the New York Stock Exchange on the Distribution Date.

   Profit Sharing Plan: a defined contribution plan maintained pursuant to Sections 401(a) and 401(k) of the Code for Employees and their beneficiaries, as specifically identified using one of the categories described below:

    (i) Host Marriott Profit Sharing Plan: the Host Marriott Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust, as in effect prior to the Distribution Date; or

     (ii) Host Marriott Corporation (HMC) Retirement Plan: the Host Marriott Corporation (HMC) Retirement Plan and Trust, to be adopted by HMC and effective on the Distribution Date; or

      (iii) Host Marriott Services Profit Sharing Plan: the Host Marriott Services Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust (known prior to the Distribution Date as the Host Marriott Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust), as in effect on the Distribution Date as continued by Host Marriott Services after the Distribution.

   Qualified Beneficiary: an individual (or dependent thereof) who either (1) experiences a "qualifying event" (as that term is defined in Code Section 4980B(f)(3) and ERISA Section 603) while a participant in any Medical/Dental Plan, or (2) becomes a "qualified beneficiary" (as that term is defined in Code
Section 4980B(g)(1) and ERISA 607(3)) under any Medical/Dental Plan, and who is included in any one of the following categories:

    (i) HMC Qualified Beneficiary: any person who becomes a Qualified Beneficiary on or after the Distribution Date under any HMC Medical/Dental Plan; or

     (ii) Current Qualified Beneficiary: any person who, on or before the Cut-off Date, was a Qualified Beneficiary under any Host Marriott Corporation Medical/Dental Plan; or

      (iii) Host Marriott Services Qualified Beneficiary: any person who becomes a Qualified Beneficiary after the Cut-off Date under any Host Marriott Services Medical/Dental Plan.

   Restricted Stock Measurement Date: the earlier of (1) the first trading day following 270 days after the Distribution Date or (2) September 30, 1996; or
(3) such earlier date as the Company shall permit in the "Consent to Redenominate" between the Company and the holder of restricted stock.

   Retained Business: any business or operation of HMC or its Subsidiaries which is, pursuant to the Distribution Agreement defined as the Real Estate Group Business, or which is to be conducted, following the Distribution, by HMC or any Retained Subsidiary.

   Service Credit: the period taken into account under any Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

   Host Marriott Services Business: any business or operation of HMC or its Subsidiaries which is, pursuant to the Distribution Agreement defined as the Operating Group Business, or which is to be conducted, following the Distribution, by Host Marriott Services or any Host Marriott Services Subsidiary.

   Stock Purchase Plan: a stock-based Plan meeting the requirements of Section 423 of the Code, maintained for Employees of HMC or Host Marriott Services.

   Subsidiary: any corporation, including each of the following categories:

    (i) Retained Subsidiary: any subsidiary of HMC, except Host Marriott Services and the Host Marriott Services Subsidiaries; or

     (ii) Host Marriott Services Subsidiary: each of the Transferred Subsidiaries as defined in the Distribution Agreement and all other Subsidiaries of Host Marriott Services as defined in the Distribution Agreement at the time of the Distribution.

   Welfare Plan: any Plan which provides medical, health, disability, accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any post-employment benefit.

     1.01 Certain Constructions. References to the singular in this Agreement shall refer to the plural and vice-versa and references to the masculine shall refer to the feminine and vice-versa.

     1.02 Schedules, Sections. References to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

     10.3 Survival. Obligations described in this Agreement shall remain in full force and effect and shall survive the Distribution Date.

                                   ARTICLE II

                               EMPLOYEE BENEFITS

     2.01 Employment.

    (a) Allocation of Responsibilities on Distribution Date. On the Distribution Date, except to the extent retained or assumed by HMC under this Agreement or any other agreement relating to the Distribution, Host Marriott Services shall retain or assume, as the case may be, responsibility as employer for the Host Marriott Services Employees. On the Distribution Date, except to the extent retained or assumed by Host Marriott Services under this Agreement or any other agreement relating to the Distribution, HMC shall retain or assume, as the case may be, responsibility as employer for the Retained Employees. The assumption or retention of responsibility as employer by HMC or Host Marriott Services described in this Section 2.01 shall not, of itself, constitute a severance or a termination of employment under any plan of severance or of income extension maintained by HMC or Host Marriott Services, and no such severance, separation or termination shall be deemed to occur.

    (b) Service Credits.

    (i) Distribution Date Transfers. On the Distribution Date, for purposes of determining Service Credits under any Plans, HMC shall credit each Retained Employee and Host Marriott Services shall credit each Host Marriott Services Employee with such Employee's Service Credits and original hire date as are reflected in the HMC payroll system records. Such Service Credits and hire date shall continue to be maintained as described herein for as long as the Employee does not terminate employment.

     (ii) Post-Distribution Date Terminations. Subject to the provisions of ERISA, Host Marriott Services may, in the case of Host Marriott Services Employees, and HMC may, in the case of Retained Employees, each in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits for such Employees who terminate employment from the other company after the Distribution Date.

     2.02 Profit Sharing Plans.

    (a) Sponsorship of Host Marriott Profit Sharing Plan. Effective as of the Distribution Date, Host Marriott Services shall adopt and assume sponsorship of the Host Marriott Corporation Profit Sharing Plan. Further, effective as of the Distribution Date, the Host Marriott Services Board of Directors shall ratify the following actions taken with respect to the Host Marriott Profit Sharing Plan by the HMC Board of Directors in a timely manner: (i) ratify adoption of the Host Marriott Profit Sharing Plan by Host Marriott Services, and (ii) change the name of the Host Marriott Profit Sharing Plan to the Host Marriott Services Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust.

    (b) Establishment of the Host Marriott Corporation (HMC) Retirement
Plan. Effective as of the Distribution Date, HMC shall take, or cause to be taken, all action necessary and appropriate to establish and administer a new Plan named the Host Marriott Corporation (HMC) Retirement Plan and Trust in the form approved by the Host Marriott Corporation Board of Directors. HMC shall provide benefits under such Host Marriott Corporation (HMC) Retirement Plan after the Distribution Date for all Retained Employees who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Host Marriott Profit Sharing Plan. The Plan shall be intended to qualify for tax-favored treatment under Sections 401(a) and 401(k) of the Code and to be in compliance with the requirements of ERISA.

    (c) Obligation to Make Company Contribution. HMC is responsible for HMC's obligation to make payment of Company Contributions under the Host Marriott Profit Sharing Plan in accordance with the terms and conditions of the Host Marriott Profit Sharing Plan, and the Company Contribution to the Host Marriott Corporation Profit Sharing Plan for the current 1995 Plan Year shall be paid in accordance with the provisions of the Plan document and applicable law.

    (d) Adjustment Made to Account Balances. The plan administrator of the Host Marriott Profit Sharing Plan shall adjust the account balances of all participants entitled under such Plan to Company Contributions and forfeitures for the Current Plan Year to reflect such Company Contributions and forfeitures.

    (e) Transfer and Acceptance of Account Balances. As soon as practicable after the Distribution Date, Host Marriott Services shall cause the trustees of the Host Marriott Services Profit Sharing Plan to transfer to the trustee or other funding agent of the Host Marriott Corporation (HMC) Retirement Plan the amounts (in cash, securities, other property or a combination thereof) acceptable to the HMC administrator or Trustee representing the account balances of all Retained Individuals, and HMC shall credit the accounts of such individuals under the Host Marriott Corporation (HMC) Retirement Plan with said amounts. Each such transfer shall comply with Section 414(l) of the Code and the requirements of ERISA and the regulations promulgated thereunder. HMC shall cause the trustees or other funding agent of the Plan to accept the plan-to-plan transfer from the Host Marriott Services Profit Sharing Plan trustees, and to credit the accounts of such Retained Individuals under the Host Marriott Corporation (HMC) Retirement Plan with amounts transferred on their behalf.

    (f) HMC to Provide Information. HMC shall provide Host Marriott Services, as soon as practicable after the Distribution Date (with the cooperation of Host Marriott Services to the extent that relevant information is in the possession of Host Marriott Services or a Host Marriott Services Subsidiary, and in accordance with Section 5.02), with a list of Retained Individuals who, to the best knowledge of HMC, were participants in or otherwise entitled to benefits under the Host Marriott Profit Sharing Plan on the Cut-off Date, together with a listing of each participant's Service Credits under such Plan and a listing of each such Retained Individual's account balance thereunder. HMC shall, as soon as practicable after the Distribution Date and in accordance with Section 5.02, provide Host Marriott Services with such additional information in the possession of HMC or a Retained Subsidiary (and not already in the possession of Host Marriott Services or a Host Marriott Services Subsidiary) as may be reasonably requested by Host Marriott Services and necessary for Host Marriott Services to administer effectively the Host Marriott Services Profit Sharing Plan.

    (g) Regulatory Filings. Host Marriott Services and HMC shall, in connection with the plan-to-plan transfer described in Section 2.02(f), cooperate in making any and all appropriate filings required by the Commission or the IRS, or required under the Code, ERISA, or any applicable securities laws and the regulations thereunder, and take all such actions as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Distribution Date or otherwise when required by law. Further, the parties shall each seek favorable IRS determination letters to the effect that the Host Marriott Services Profit Sharing Plan and the Host Marriott Corporation (HMC) Retirement Plan, as organized, satisfy all qualification requirements under Section 401(a) and 401(k) of the Code, and the transfers described in Section 2.02(f) shall take place as soon as practicable. Such transfers may take place pending issuance of favorable determination letters, upon receipt of an opinion of counsel reasonably satisfactory to both Host Marriott and Host Marriott Services that the aforesaid Plans so qualify, or can be made to so qualify by retroactive amendment, and that the transfers will not adversely affect the qualified status of either Plan or decrease the accrued benefits of any participant.

     2.03 Deferred Compensation Plans.

    (a) Host Marriott Services Deferred Compensation Plans. Effective as of the Distribution Date, Host Marriott Services or a Host Marriott Services Subsidiary shall assume or retain sponsorship of the Host Marriott Corporation Executive Deferred Compensation Plan. Effective as of the Distribution Date, HMC's Board of Directors, acting on behalf of HMC as sole shareholder of Host Marriott Services, shall restate the Host Marriott Corporation Executive Deferred Compensation Plan to change the name to the Host Marriott Services Corporation Executive Deferred Compensation Plan, and to provide future deferred compensation benefits thereunder accruing after the Cut-off Date for all Host Marriott Services Employees who are admitted to participation therein on or after the Distribution Date. Host Marriott Services shall be responsible for all liabilities and obligations of HMC relating to Host Marriott Services Individuals accrued through the Cut-off Date with respect to the Host Marriott Corporation Executive Deferred Compensation Plan, along with earnings required to be credited to account balances included therein.

    (b) HMC Deferred Compensation Plans. HMC shall adopt a new plan named the Host Marriott Corporation (HMC) Executive Deferred Compensation Plan. HMC shall thereafter (1) provide similar deferred compensation opportunities to Retained Individuals as shall have been provided to participants in the HMC Executive Deferred Compensation Plan prior to the Distribution Date of Host Marriott Services; and (2) shall assume all liabilities and obligations of HMC relating to Retained Individuals accrued through the Cut-off Date with respect to the Host Marriott Corporation Executive Deferred Compensation Plan, along with earnings required to be credited to account balances included therein. The foregoing shall be subject to the requirements of ERISA and the Code.

     2.04 Other Retirement Plans.

   As of the Distribution Date, Host Marriott Services shall assume or continue the sponsorship and responsibility and the associated liabilities (including any and all contributions required thereunder) for the retirement plans listed on Schedule R, and HMC shall assume or continue the sponsorship and responsibility and the associated liabilities for the plans listed on

Schedule RT, except that Host Marriott Services shall retain liability for employees in the plans assumed by HMC (see Schedule RT) who are actively employed with the Services Business as of the Distribution Date. Nothing in this section is intended to create any requirement that either Host Marriott Services or HMC continue Plans listed in Schedule R or RT that have been terminated.

     2.05 Stock Plans.

    (a) Host Marriott Comprehensive Stock Incentive Plan. HMC shall continue the 1993 HMC Comprehensive Stock Incentive Plan. All awards under the 1993 HMC Comprehensive Stock Incentive Plan will continue to be denominated in HMC Common Stock. HMC shall continue to reserve those shares already reserved under the 1993 HMC Comprehensive Stock Plan, including those awards held by certain Marriott International Employees which are denominated in shares of HMC Common Stock and were granted prior to or in connection with the Marriott International Distribution. Additionally, HMC, after the Distribution, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the shareholders. In addition, HMC shall retain all obligations with respect to, and administer under the 1993 HMC Comprehensive Stock Incentive Plan, any Conversion Awards denominated in HMC Common Stock after the Distribution as described in Section 2.05(c).

    (b) Host Marriott Services Comprehensive Stock Plan. As soon as practicable after the date hereof and effective as of the Distribution Date, Host Marriott Services shall take, or cause to be taken, all action necessary and appropriate to ratify the adoption of the Host Marriott Services Comprehensive Stock Plan, and to provide Conversion Awards of Host Marriott Services Common Stock or Host Marriott Services Stock Options for all Host Marriott Services Individuals, in accordance with Section 2.05(c). All awards under the Host Marriott Services Comprehensive Stock Plan will be denominated in Host Marriott Services Common Stock. Host Marriott Services will reserve as shares under the Host Marriott Services Comprehensive Stock Plan, 6.5 million shares of Host Marriott Services Common Stock identified for reservation thereunder, to the extent authorized by HMC, its sole shareholder, prior to the Distribution Date. Any such shares not used to adjust outstanding awards pursuant to Section 2.05(c) will be available for future awards to Host Marriott Services Individuals. Host Marriott Services shall assume all obligations with respect to, and shall administer any Conversion Award denominated in Host Marriott Services Common Stock under the Host Marriott Services Comprehensive Stock Plan under the terms governing such awards.

    (c) Effect of the Distribution on Awards Made Prior to the Cut-off Date.

    (i) Restricted Stock: After the Distribution Date, the grantee of each restricted share of HMC Common Stock awarded under the HMC Comprehensive Stock Incentive Plan as of the Cut-off Date shall retain such share, and shall receive as part of the Distribution one restricted share of Host Marriott Services Common Stock for each five restricted shares of HMC Common Stock awarded under the HMC Comprehensive Stock Plan as of the Distribution Date. For the Retained Employees and HMC Terminees and Marriott International Employees, the restricted shares of Host Marriott Services Common Stock will be subject to restrictions identical to those applicable to the underlying restricted shares of HMC Common Stock. For Host Marriott Services Employees and Host Marriott Services Terminees, all restrictions will be replaced with restrictions for the benefit of Host Marriott Services. Restricted shares of Host Marriott Services Common Stock awarded as part of the Distribution shall be released from restrictions at the same time and on the same schedule as the shares of HMC Common Stock retained, under the terms of the restrictions to which the grantee's award under the 1993 HMC Comprehensive Stock Incentive Plan were subject, except that: (1) release of such restricted shares shall be contingent upon a finding by the President (or other equivalent or higher officer) of HMC that a grantee who is a Retained Employee has satisfied conditions for such release; (2) release of such shares shall be contingent upon a finding by the President (or other equivalent or higher officer) of Host Marriott Services that a grantee who is a Host Marriott Services Employee has satisfied conditions for such release; or (3) release of such restricted shares shall be contingent upon a finding by the President (or other equivalent or higher officer) of Marriott International that a grantee who is a Marriott International Employee has satisfied conditions for such release.

   After the Distribution, with respect to Host Marriott Services Employees and only upon obtaining the consent of such Host Marriott Services Employees, outstanding awards of restricted shares of non-Employer Common Stock will be redenominated into restricted shares of Employer Common Stock as follows: (1) restricted shares of Host Marriott Services Common Stock will be converted to a number of restricted shares of HMC Common Stock equal to the market value, on the Restricted Stock Measurement Date, of the restricted shares of Host Marriott Services Common Stock exchanged therefor; and (2) restricted shares of HMC Common Stock will be converted to a number of restricted shares of Host Marriott Services Common Stock equal to 115% of the market value, on the Restricted Stock Measurement Date, of the restricted shares of HMC Common Stock exchanged therefor. Such exchange of HMC restricted shares for Host Marriott Services restricted shares at 115% of market is subject to opinion of counsel that the exchange is in compliance with all applicable laws and does not result in adverse tax consequences to HMC or Host Marriott Services.

     (ii) Deferred Stock: HMC Retained Employees and Host Marriott Services Employees with Deferred Stock Bonus Award balances denominated in HMC stock shall have their accounts adjusted to reflect shares of both companies as follows--one additional share of Host Marriott Services will be reserved for every five shares of HMC.

   Any Marriott International Employee that is a grantee of an award of deferred stock denominated in shares of HMC Common Stock granted prior to or in connection with the Marriott International Distribution will have the number of HMC shares reserved for such grantees on the Cut-off Date multiplied by the HMC Closing Stock Price to determine the Aggregate Value. The Aggregate Value shall then be divided by the Post-Conversion Stock Price for HMC Common Stock to determine the adjusted number of whole shares of HMC Common Stock reserved for the grantee as of the Distribution Date.

      (iii) Substitution of Stock Options: On the Distribution Date, each Retained Employee or Host Marriott Services Employee that is a grantee of a Nonqualified Award of an Existing HMC Stock Option shall receive for each such award, in substitution therefor, a Conversion Award, consisting of two separately exercisable nonqualified options: one to purchase a number of shares of HMC Common Stock equal to the number of shares covered by the Existing HMC Stock Option (the "New HMC Nonqualified Stock Option"), and one to purchase a number of shares of Host Marriott Services Common Stock equal to one-fifth of the number of shares covered by the Existing HMC Stock Option (the "Host Marriott Services Nonqualified Stock Option").

   Each Marriott International Employee that is a grantee of a Nonqualified Award of an Existing HMC Stock Option granted prior to or in connection with the Marriott International Distribution will not receive a similar Conversion Award. Such nonqualified options will remain an option to acquire only shares of HMC Common Stock, except that the exercise price of, and the number of shares underlying, such option shall be adjusted pursuant to 2.05(c)(iv) and
(v) below to maintain the Aggregate Spread with respect to such Existing HMC Stock Options held by Marriott International Employees.

   Notwithstanding the foregoing, the HMC Board of Directors reserves the right prior to the issuance of any Conversion Awards and effective as of the Distribution Date, to adopt resolutions modifying the terms and conditions under which any Conversion Awards of nonqualified options shall be granted. Modifications may include, without limitation, shortening the term within which options to purchase shares that are not Employer Common Stock may be exercised, and providing for Conversion Awards of such nonqualified options to be issued solely as options to acquire shares of Employer Common Stock.

     (iv) Adjustment of Option Price: For purposes of determining the adjusted option price of a Conversion Award of a New HMC Nonqualified Stock Option and a Host Marriott Services Nonqualified Stock Option, the following formula shall be used to maintain the grantee's Aggregate Spread on each outstanding grant of a Nonqualified Award of an Existing HMC Stock Option. The Aggregate Spread on each such outstanding grant shall be maintained by setting the option prices for the New HMC Nonqualified Stock Options and the Host Marriott Services Nonqualified Stock Options to ensure that the difference between (1) the Post Conversion Stock Price of the HMC Common Stock granted in the Conversion Award multiplied by the number of shares of HMC Common Stock underlying the options granted in the Conversion Award plus the Post Conversion Stock Price of the Host Marriott Services Common Stock multiplied by the number of shares of Host Marriott Services Common Stock underlying the options granted in the Conversion Award and (2) the per Share exercise price of the New HMC Nonqualified Stock Option multiplied by the number of shares of HMC Common Stock underlying the options granted in the Conversion Award plus the per share exercise price of the Host Marriott Services Nonqualified Stock Option multiplied by the number of shares of Host Marriott Services Common Stock underlying the options granted in the Conversion Award exercise is equal to (3) the Aggregate Spread.

   In addition, the adjusted price under each option to acquire Host Marriott Common Stock or Host Marriott Services Common Stock granted in a Conversion Award shall be set so that the ratio of (1) the adjusted option exercise price for the New HMC Nonqualified Stock Option and Host Marriott Services Nonqualified Stock Option, respectively, to (2) the Post-Conversion Stock Price of the Common Stock purchasable under the Conversion Award (Host Marriott Common Stock or Host Marriott Services Common Stock, respectively) shall equal
(3) the ratio of the exercise price of each Existing HMC Stock Option being converted to the HMC Closing Stock Price.

   For purposes of maintaining the Aggregate Spread of Existing HMC Stock Options held by Marriott International Employees, the adjusted option price for such Existing HMC Stock Options shall be set to ensure that the difference between (1) the Post-Conversion Stock Price of the HMC Common Stock multiplied by the number of shares underlying each such Existing HMC Stock Option, and,
(2) the adjusted per share option exercise price for each such Existing HMC Stock Option multiplied by the number of shares underlying, is equal to (3) the Aggregate Spread.

    (v) Adjustment of Number of Shares Covered by Options: With respect to Conversion Awards replacing Existing HMC Stock Options and with respect to Existing HMC Stock Options held by Marriott International Employees, additional adjustments may be made to the extent the adjustments in Section 2.05(c)(iv) are not sufficient to maintain the Aggregate Spread and ratio described in
Section 2.05(c)(iv) or to the extent it is determined that additional adjustments are desirable. In the case of Conversion Awards of a New HMC Nonqualified Stock Option and a Host Marriott Services Nonqualified Stock Option, the number of shares of HMC Common Stock and Host Marriott Services Common Stock purchasable shall be adjusted as necessary to maintain the Aggregate Spread and ratio described in Section 2.05(c)(iii).

     (vi) Limitation on Adjustments: To the extent that any adjustment or limitation of this section 2.05(c) is inconsistent with the 1993 HMC Comprehensive Stock Plan, the Host Marriott Services Comprehensive Stock Plan or the intended tax or accounting treatment of the Distribution or any option, it shall not apply, and Host Marriott Corporation and Host Marriott Services Corporation shall mutually agree on an alternative adjustment.

     2.06 Stock Purchase Plan.

   The 1995 Plan Year for the Host Marriott Corporation Stock Purchase Plan shall end on December 15, 1995 or such other date as the Plan Administrator shall specify, and shares of HMC common stock shall be purchased for all eligible Plan participants so as to allow Plan participants to participate in the Distribution of the shares of Host Marriott Services. The 1996 Plan Year for the 1996 HM Corporate Stock Purchase Plan shall begin on February 1, 1996, or such other date as the Plan Administrator shall specify.

   The Host Marriott Services Stock Purchase Plan, approved by Host Marriott Corporation in its role as sole shareholder of Host Marriott Services on November 2, 1995, shall begin its 1996 Plan Year on February 1, 1996, or such other date as Plan Administrator shall specify.

     2.07 Medical/Dental Plan Liability and Coverage.

    (a) Liability for Claims. After the Distribution Date, HMC shall be responsible for providing medical/dental coverage and assuming responsibility for the associated liabilities and accrued obligations of and relating to all Retained Employees and their eligible dependents who will be offered participation in a Host Marriott Corporation (HMC) medical/dental plan or plans on terms and conditions deemed appropriate by HMC. Retained Employees shall have no preexisting condition limitation imposed other than that which is or was imposed under their existing plan or plans, and they will be credited with any expenses incurred toward deductibles, out-of-pocket expenses, maximum benefit payments, and any benefit usage toward plan limits which would have been applicable to the plan in which they were enrolled prior to the Distribution.

   Host Marriott Services shall sponsor and continue the existing HMC medical/dental plans and be responsible for providing medical/dental coverage, including appropriate stop-loss insurance, and assuming responsibility for the associated liabilities and accrued obligations of these plans relating to Host Marriott Services Employees and Host Marriott Services Individuals, and Retained Individuals. Solely for purposes of this Section 2.07, Retained Individuals shall also include any Employee of HMC and their Qualified Beneficiaries, who are deemed employees of HMC as of the result of the terms of any management contract between HMC and Host Marriott Services. HMC must reimburse Host Marriott Services for any incurred obligations relating to such covered Retained Individuals after the Distribution Date. Host Marriott Services Employees, Host Marriott Services Individuals and Retained Individuals shall have no pre-existing condition limitation imposed other than that which is or was imposed under the existing plan or plans, and they will be credited with any expenses incurred toward deductibles, out-of-pocket expenses, maximum benefit payments, and any benefit usage toward plan limits which would have been applicable to the plan in which they were enrolled prior to the Distribution. The medical/dental plans to be sponsored and continued by Host Marriott Services are listed on Schedule MD attached to and incorporated into this Agreement.

    (b) Continuation Coverage Administration. As of the Distribution Date, Host Marriott Services or a Host Marriott Services Subsidiary shall assume or retain and shall be solely responsible for, or cause its insurance carriers or HMOs to be responsible for, the administration of the continuation coverage requirements imposed by Code Section 4980B and ERISA Sections 601 through 608 as they relate to any current Qualified Beneficiary or any Host Marriott Services Qualified Beneficiary. As of the Distribution Date, Host Marriott Services or a Host Marriott Services Subsidiary shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with coverage to be provided, claims incurred and premiums owed on or after the Cut-off Date under any HMC Medical/Dental Plan or any HMC Medical/Dental Plan in respect of any current Qualified Beneficiary or any Host Marriott Services Qualified Beneficiary.

     2.08 Vacation and Sick Pay Liabilities.

    (a) Division of Liabilities. Effective on the Distribution Date, Host Marriott Services shall assume, as to the Host Marriott Services Employees, and HMC shall retain, as to the Retained Employees, all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of employees of HMC as of the Cut-off Date. Host Marriott Services shall be solely responsible for the payment of such vacation or sick leave to Host Marriott Services Employees after the Cut-off Date, and HMC shall be solely responsible for the payment of such vacation or sick leave to Retained Employees after the Cut-off Date. Each party shall provide to its own Employees on the Distribution Date the same vested and unvested balances of vacation and sick leave as credited to such Employee on the HMC payroll system on the Cut-off Date. The preceding sentence shall not be construed as in any way limiting the right of either Host Marriott Services or HMC to change its vacation or sick leave policies as it deems appropriate.

    (b) Funded Reserves. Assets attributable to funded reserves for the vacation or sick leave liabilities being divided in accordance with Section 2.09(a) (whether held in a trust, a voluntary employees beneficiary association, or any other funding vehicle) shall be allocated in an appropriate and equitable manner between HMC and Host Marriott Services.

     2.09 Preservation of Right To Amend or Terminate Plans. Except as otherwise expressly provided in Article II, no provisions of this Agreement, including, without limitation, the agreement of HMC or Host Marriott Services, or any Retained Subsidiary or Host Marriott Services Subsidiary, to make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of HMC or Host Marriott Services or any Retained Subsidiary or Host Marriott Services Subsidiary to amend such Plan or terminate its participation therein which HMC or Host Marriott Services or any Retained Subsidiary or Host Marriott Services Subsidiary would otherwise have under the terms of such Plan or otherwise. No provision of this Agreement shall be construed to create a right in any employee or former employee, or dependent or beneficiary of such employee or former employee, under a Plan which such person would not otherwise have under the terms of the Plan itself.

     2.10 Notice: HMC and Host Marriott Services acknowledge that HMC and the Retained Subsidiaries, on the one hand, and Host Marriott Services and the Host Marriott Services Subsidiaries, on the other hand, may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans which are, as set forth in the Agreement, the responsibility of the other party hereto. Accordingly, HMC (and any Retained Subsidiary responsible therefor) and Host Marriott Services (and any Host Marriott Services Subsidiary responsible therefor) shall give notice to the other party of the costs to be incurred prior to payment and demand that the other party which has the obligation to pay shall pay the cost and expense.

     2.11 Payroll Reporting and Withholding.

    (a) Form W-2 Reporting. Host Marriott Services and HMC hereby adopt the "alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 84-77, 1984-2 IRS Cumulative Bulletin 753 ("Rev. Proc. 84-77"). Under this procedure Host Marriott Services as the successor employer shall provide all required Forms W-2 to all Host Marriott Services Individuals reflecting all wages paid and taxes withheld by both HMC as the predecessor and Host Marriott Services as the successor employer for the entire year during which the Distribution takes place. HMC shall provide all required Forms W-2 to all Retained Individuals reflecting all wages and taxes paid and withheld by HMC before, on and after the Distribution Date.

   In connection with the aforesaid agreement under Rev. Proc. 84-77, each business unit or business operation of HMC shall be assigned to either HMC or Host Marriott Services, depending upon whether it is a Retained Business or a Host Marriott Services Business, and each Retained Individual or Host Marriott Services Individual associated with such business unit or business operation shall be assigned for payroll reporting purposes to HMC or Host Marriott Services, as the case may be.

    (b) Forms W-4 and W-5. Host Marriott Services and HMC agree to adopt the alternative procedure of Rev. Proc. 84-77 for purposes of filing IRS Forms W-4 (Employee's Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure HMC shall provide to Host Marriott Services as the successor employer all IRS Forms W-4 and W-5 on file with respect to each Host Marriott Services Individual, and Host Marriott Services will honor these forms until such time, if any, that such Host Marriott Services Individual submits a revised form.

    (c) Garnishments, Tax Levies, Child Support Orders, Qualified Medical Child Support Orders, and Wage Assignments. With respect to Employees with garnishments, tax levies, child support orders, qualified medical child support orders, and wage assignments in effect with HMC on the Cut-off Date, Host Marriott Services with respect to each Host Marriott Services Individual shall honor such payroll deduction authorizations or court or governmental orders applicable to Host Marriott Services Plans, and will continue to make payroll deductions and payments to any authorized payee, as specified by the court or governmental order which was filed with HMC. Likewise, HMC with respect to each Retained Individual shall honor such payroll deduction authorization or court or governmental orders applicable to HMC Plans and will continue to make payroll deductions and payments to any authorized payee, as specified by the court or governmental order which was filed with HMC.

    (d) Authorizations for Payroll Deductions. Unless otherwise prohibited by this or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to Employees with authorizations for payroll deductions in effect with HMC on the Cut-off Date, Host Marriott Services as the successor employer will honor such payroll deduction authorizations relating to each Host Marriott Services Individual, and shall not require that such Host Marriott Services Individual submit a new authorization to the extent that the type of deduction by Host Marriott Services does not differ from that made by HMC. Such deduction types include, without limitation, contributions to any Plan, U.S. Savings Bonds, and United Giver's Fund; scheduled loan repayments to the Profit Sharing Plan or to an employee credit union; and Direct Deposit of Payroll, bonus advances, union dues, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions.

                                  ARTICLE III

                          LABOR AND EMPLOYMENT MATTERS

   Notwithstanding any other provision of this Agreement or any other Agreement between Host Marriott Services and HMC to the contrary, Host Marriott Services and HMC understand and agree that:

     3.01 Separate Employers. After the Distribution Date and the separation of Employees into their respective companies, Host Marriott Services and HMC will be separate and independent employers.

     3.02 Employment Policies and Practices. Host Marriott Services and HMC may adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans or policies of any kind or description, as each may determine, in its sole discretion, are necessary and appropriate.

     3.03 Collective Bargaining Agreements. With regard to employees of HMC covered by a Collective Bargaining Agreement on the Cut-off Date who become Host Marriott Services Employees or Retained Employees, Host Marriott Services and HMC promise and covenant to each other not to take any action which disrupts or otherwise negatively impacts the labor relations of the other. Where necessary, Host Marriott Services and HMC will diligently work to substitute Host Marriott Services for HMC in Collective Bargaining Agreements covering Host Marriott Services employees, and HMC for Host Marriott Services in Collective Bargaining Agreements covering Retained Employees. Further, Host Marriott Services or a Host Marriott Services Subsidiary, as appropriate, shall assume and discharge all liabilities and obligations relating to Host Marriott Services Employees effective as of the Distribution Date under all Collective Bargaining Agreements to which HMC or a Retained Subsidiary is a party on the Distribution Date, and HMC or a Retained Subsidiary, as appropriate, shall retain or assume and discharge all liabilities and obligations relating to Retained Employees effective as of the Distribution Date under all such Collective Bargaining Agreements.

     3.04 Claims.

    (a) Scope. This section is intended to allocate all liabilities for employment-related claims involving HMC or Host Marriott Services including, but not limited to, claims against either or both HMC and Host Marriott Services and their officers, directors, agents and employees, or against or by their various employee benefit plans and plan administrators and fiduciaries provided, however, that this section shall not apply to any indemnification between the parties regarding employees under a management agreement by which Host Marriott Services employees manage a unit or operation for HMC including but not limited to a certain management agreement and indemnification agreement between the parties dated May 25, 1995 regarding MFR matters.

    (b) Employment-Related Claims. An employment-related claim shall include any actual or threatened lawsuit, arbitration, ERISA claim, or federal, state, or local judicial or administrative proceeding of whatever kind involving a demand by or on behalf of or relating to Retained Individuals or Host Marriott Services Individuals, or by or relating to a collective bargaining agent of Employees, or by or relating to any federal, state or local government agency alleging liability against HMC or Host Marriott Services, or against any employee health, welfare, deferred compensation or other benefit plan and/or their respective officers, directors, agents, employees, administrators, trustees and fiduciaries.

    (c) Obligation to Indemnify. The duty of a party to indemnify, defend and hold harmless the other party under this Section 3.04 shall include the following obligations of the party having such duty: to provide a legal defense and incur all attorneys' fees and litigation costs which may be associated with such a defense; to pay all costs of settlement or judgment where the indemnifying party has the full duty to do so or to pay the full percentage of the party's share when the duty is only a percentage of the full settlement or judgment; and to hold harmless from all claims and costs which may be asserted with or arising from the duty of the indemnifying party to defend and indemnify.

    (d) Pre-Distribution Claims.

    (i) Host Marriott Services shall indemnify, defend and hold harmless HMC from any employment-related claims of a Host Marriott Services Individual arising on or before the Cut-off Date.

     (ii) HMC shall indemnify, defend and hold harmless Host Marriott Services from any employment-related claims of a Retained Individual arising on or before the Cut-off Date.

    (e) Distribution and Other Joint Liability Claims. Where employment-related claims alleging or involving joint and several liability asserted against Host Marriott Services and HMC are not separately traceable to liabilities relating to Host Marriott Services Individuals or Retained Individuals, any liability shall be apportioned between Host Marriott Services and HMC in accordance with the percentage that each party's Employees represents of the combined total number of Employees of both parties, as described below. The percentage of the liability assumed by Host Marriott Services shall equal the ratio of (i) the total number of Host Marriott Services Employees on the Distribution Date, to (ii) the combined total number of Host Marriott Services Employees and Retained Employees on such date. The percentage of the liability assumed by HMC shall equal the ratio of (i) the total number of HMC Employees on the Distribution Date to (ii) the combined total number of Host Marriott Services Employees and Retained Employees on such date. Each party will indemnify, defend, and hold harmless the other to the extent of the indemnifying party's apportioned percentage determined in accordance herewith.

    (f) Post-Distribution Employment-Related Claims. Employment related claims arising after the Distribution and division of the Employees between the parties and not relating to, arising from, or in connection with the Distribution will be the sole responsibility of Host Marriott Services as to Host Marriott Services Individuals and of HMC as to Retained Individuals. Each Company will indemnify, defend, and hold harmless the other from employment-related claims of the other company.

     3.05 Funding of Union Plans. Without limitation to the scope and application of Section 3.04, any claims by or on behalf of employees or their collective bargaining agent or any federal, state or local governmental agency for alleged underfunding of, or failure to make payments to, union health, welfare and pension funds based on acts or omissions occurring on or before the Distribution Date or arising from or in connection with the Distribution, or resulting from actuarial recalculation by auditors of the union plans and funds, will be the sole responsibility of each party as to its own employees (i.e., Host Marriott Services with respect to Host Marriott Services Individuals, and HMC with respect to Retained Individuals), and the responsible party will indemnify, defend, and hold harmless the other from any such claims.

     3.06 Notice of Claims. Without limitation to the scope and application to each party in the performance of its duties under Sections 3.04 and 3.05 herein, each party will notify in writing and consult with the other party prior to making any settlement of an employee claim, for the purpose of avoiding any prejudice to such other party arising from the settlement.

     3.07 Assumption of Unemployment Tax Rates. Changes in state unemployment tax experience as of the Cut-off Date shall be handled as follows. In the event an option exists to allocate state unemployment tax experience of HMC, the HMC experience shall be transferred to Host Marriott Services if this results in the lowest aggregate unemployment tax costs for both HMC and Host Marriott Services combined, and the HMC experience shall be retained by HMC if this results in the lowest aggregate unemployment tax costs for HMC and Host Marriott Services combined.

     3.08 Intercompany Service Charge. Legal, professional, managerial, administrative, clerical, consulting, and support or production services provided to one party by personnel of the other party, upon the request of the first party or when such services are otherwise required by

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this Agreement between Host Marriott Services and HMC, shall be charged to the party receiving such services on commercially reasonable terms to be negotiated (or in accordance with the provisions of any applicable agreement between the parties).

     3.09 WARN Claims. Before and after the Distribution Date, each party shall comply in all material respects with the Worker Adjustment and Retraining Act ("WARN"). HMC shall be responsible for WARN claims relating to Retained Individuals or to Employees who prior to the Distribution Date were employed in a Retained Business. Host Marriott Services shall be responsible for WARN Claims relating to Host Marriott Services Individuals or to Employees who prior to the Distribution Date were employed in a Host Marriott Services Business. Each party shall indemnify, defend and hold harmless the other in connection with WARN Claims for which the indemnitor is responsible and which are brought against the indemnitee.

     3.10 Employees on Leave of Absence. After the Distribution Date, Host Marriott Services shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in a Host Marriott Services Business. After the Distribution Date, HMC shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in a Retained Business.

     3.11 No Third-Party Beneficiary Rights. Neither this Agreement nor any other intercompany agreement between Host Marriott Services and HMC is intended to nor does it create any third party contractual or other common law rights. No person shall be deemed a third-party beneficiary of the agreements between Host Marriott Services and HMC.

     3.12 Attorney-Client Privilege. The provisions herein requiring either party to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either party nor shall it require either party to waive its attorney/client privilege.

                                   ARTICLE IV

                                    DEFAULT

     4.01 Default. If either party materially defaults hereunder, the non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorney's fees and costs of suit incurred).

     4.02 Force Majeure. Host Marriott Services and HMC shall incur no liability to each other due to a default under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.

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

                                   ARTICLE V

                                 MISCELLANEOUS

     5.01 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     5.02 Access to Information: Cooperation. HMC and Host Marriott Services and their authorized agents will be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such party. The parties will provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each party's Plans. The parties will cooperate with each other to minimize the disruption caused by any such access and providing of information.

     5.03 Assignment. Neither party shall, without the prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

     5.04 Headings. The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     5.05 Severability of Provisions. Neither HMC nor Host Marriott Services intends to violate statutory or common law by executing this Agreement or any contractual obligations of Host Marriott Corporation to Marriott International under the 1993 Distribution Agreement with Marriott International and any related agreements to the 1993 Distribution of Marriott International to the shareholders of Marriott Corporation. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the parties.

     5.06 Parties Bound. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

     5.07 Notices. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the parties at the

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

following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

  (a) if to HMC

    HOST MARRIOTT CORPORATION
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Attention: Stephen J. McKenna, General Counsel

  (b) if to Host Marriott Services

    HOST MARRIOTT SERVICES CORPORATION
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Attention: Joe P. Martin, General Counsel

   Host Marriott Services agrees that, upon the request of HMC, Host Marriott Services will give copies of all notices, consents, approvals and other communications hereunder to any lender to HMC or other person specified by HMC.

     5.08 Further Action. Host Marriott Services and HMC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     5.09 Waiver. Host Marriott Services and HMC each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

     5.10 Governing Law. All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     5.11 Consent to Jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland, Montgomery County, or (b) any federal district court where there is federal jurisdiction for the purpose of any suit, action or other Court proceeding arising out of this Agreement. The parties hereby irrevocably designate, appoint and empower Prentice Hall Corporation System, Inc. in each case as its true and lawful agent and attorney-in-fact in its name, place, and stead to receive on its behalf service of process in any action, suit, or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

     5.12 Entire Agreement. This Agreement and the Distribution Agreement constitute the entire understanding between the parties hereto, and supersede all prior written or oral

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

communications, relating to the subject matter covered by said agreements. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by the parties.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    HOST MARRIOTT CORPORATION,
                                    a Delaware corporation

                                    By:________________________________________
                                      Christopher G. Townsend
                                      Senior Vice President and
                                      Deputy General Counsel

                                    HOST MARRIOTT SERVICES CORPORATION
                                    a Delaware corporation

                                    By: _______________________________________
                                      Joe P. Martin
                                      Senior Vice President and
                                      General Counsel

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

                                  SCHEDULE RT

                           HOST MARRIOTT OTHER PLANS

Howard Johnson (Prime & Exeter) Retirement Award

Howard Johnson Company Executive Retirement Plan

Howard Johnson Retirement Plan (Long & Loyal)

Marriott Family Restaurants, Inc. Retirement Savings Plan (assets remaining)*

Big Boy Cleveland Disposition Deferred Stock Plan

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

                                   SCHEDULE R

                       HOST MARRIOTT SERVICES OTHER PLAN

Host International Inc., Cleveland Retirement Plan

Bird-Marriott, Inc. Pension Plan

Host Annuity Contract Plan

Supplemental Retirement Plan for Officers of Host International

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

                                  SCHEDULE MD

The Host Marriott Corporation Enhanced Protection Plan

The Host Marriott Corporation Dental Care Plan

The Host Marriott Corporation Med*Connection Health Plan

The Host Marriott Corporation Minimum Protection Health Plan

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